UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  JUNE 15, 2012

ALEXANDER & BALDWIN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Hawaii	000-00565	99-0032630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440

Honolulu, Hawaii 96801

(Address of principal executive office and zip code)

(808) 525-6611

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

During the week of June 18, 2012,  Matson Navigation Company, Inc. (“Matson”), a subsidiary of Alexander & Baldwin Holdings, Inc. (the “Company”), will host meetings with investors and analysts that will include a discussion of operating, strategic and financial matters of its business.  Matson will be using the presentation materials attached as exhibit 99.1 to this Form 8-K.  Additionally, the presentation materials are available on the Company’s website at www.alexanderbaldwin.com and will be available for approximately one week following the meetings.  The presentation material will also be available on Matson’s website at www.matson.com.  The information set forth in these materials speaks only as of June 15, 2012.

Statements in this Form 8-K and the attached exhibits that are not historical facts are “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement.  Factors that could cause actual results to differ materially from those contemplated in the statements include, without limitation, those described on pages 19-29 of the Form 10-K in the Company’s 2011 annual report.  These forward-looking statements are not guarantees of future performance.

Item 9.01. Exhibits

(d) Exhibits

99.1	Presentation Materials

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2012

ALEXANDER & BALDWIN HOLDINGS, INC.

/s/ Joel M. Wine
Joel M. Wine
Senior Vice President,
Chief Financial Officer and Treasurer